Exhibit 10.9

Dated      February 2013

SIXTHONE CORP. and

SEVENTHONE CORP.

as joint and several Borrowers

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

HSH NORDBANK AG

as Agent, Mandated Lead Arranger, Swap Bank and Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a secured loan facility

of (originally) up to US$37,300,000

Index

Clause		Page

1	Interpretation	1
2	Agreement of the Creditor PArties	2
3	Conditions Precedent	2
4	Representations and Warranties	3
5	Amendments to Loan Agreement and other Finance Documents	3
6	Further Assurances	5
7	Fees and Expenses	6
8	Communications	6
9	Supplemental	6
10	Law and Jurisdiction	6
Schedule 1 Lenders and Contributions		7
Executions Pages		8

THIS AGREEMENT is made on February 2015

BETWEEN

(1)	SIXTHONE CORP. and SEVENTHONE CORP. as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Mandated Lead Arranger;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee; and

(6)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103, Kiel, Germany as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 12 October 2012 (the "Loan Agreement") and made between (i) the Borrowers, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Agent, (v) the Security Trustee and (vi) the Swap Bank, the Lenders agreed to make available to the Borrowers a secured loan facility in an amount of (originally) up to US$37,300,000.

(B)	By a master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) together with schedule thereto as amended dated 31 October 2012 and made between (i) the Borrowers and (ii) the Swap Bank, pursuant to which the Swap Bank agreed to enter into Designated Transactions with the Borrowers from time to time to hedge the Borrowers’ exposure under the Loan Agreement to interest rate fluctuations.

(C)	The Borrowers have requested that the Lenders give their consent to (inter alia) the following changes in the Loan Agreement (terms as defined therein):

(i)	to extend the Availability Period for Tranche A until 31 March 2013;

(ii)	to reduce the amount of Tranche A to $14,000,000;

(iii)	to amend the condition relating to a time charterparty agreement for Ship A; and

(iv)	to amend the requirements with respect to Minimum Liquidity.

(D)	The Lenders' consent to the Borrowers’ requests referred to in Recital (B) are subject to the Borrowers satisfying the conditions outlined in Clause 3 of this Agreement.

(E)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Effective Date" means the date on which the Agent confirms that the conditions precedent in Clause 3 have been satisfied;

"Loan Agreement" means the loan agreement dated 12 October 2012 referred to in Recital (A); and

“Master Agreement” means the master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) and schedule thereto dated 12 October 2012 referred to in Recital (B).

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	Agreement of the Creditor PArties

2.1	Agreement of the Lenders

The Lenders agree (inter alia), subject to and upon the terms and conditions of this Agreement:

(a)	to extend the Availability Period for Tranche A until 31 March 2013;

(b)	to reduce the amount of Tranche A to $14,000,000;

(c)	to amend the condition relating to a time charterparty agreement for Ship A; and

(d)	to amend the requirements with respect to Minimum Liquidity.

2.2	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	Conditions Precedent

3.1	General

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

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3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to each Borrower and the Corporate Guarantor in connection with their execution (or, in the case of the Corporate Guarantor, counter-signature) of this Agreement, updated with appropriate modifications to refer to this Agreement as may be required;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by the Corporate Guarantor;

(c)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdictions as the Agent may require; and

(d)	any other document or evidence as the Agent may request in writing from the Borrowers.

4	Representations and Warranties

4.1	Repetition of Loan Agreement representations and warranties

The Borrowers represent and warrant to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties

Each Borrower and each of the other Security Parties represent and warrant to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	Amendments to Loan Agreement and other Finance Documents

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by deleting the date “20 December 2012” from the first line of paragraph (a) of the definition of “Availability Period in clause 1.1 thereof and replacing with the date “31 March 2013”;

(b)	by deleting the figure “$16,000,000” in the definition of “Tranche A” in clause 1.1 thereof and replacing with the figure “$14,000,000”;

(c)	by deleting the figure “$16,000,000” in paragraph (c) of clause 4.2 thereof and replacing with the figure “$14,000,000”;

(d)	by deleting clause 8.1 thereof in its entirety and replacing it with the following:

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“8.1 Amount of Repayment Instalments.

The Borrowers shall repay each Tranche as follows:

(a)	in the case of Tranche A, by 17 equal consecutive quarterly instalments, each in the amount of $350,000 (each a "Tranche A Repayment Instalment"); and

(b)	in the case of Tranche B, by 20 equal consecutive quarterly instalments, each in the amount of $313,235 (each a "Tranche B Repayment Instalment"),

each Tranche A Repayment Instalment and each Tranche B Repayment Instalment, a "Repayment Instalment" and, together, the "Repayment Instalments"; and

(c)	in the case of Tranche A, $8,050,000 (the "Tranche A Balloon Instalment"); and

(d)	in the case of Tranche B, $15,035,300 (the "Tranche B Balloon Instalment"),

the Tranche A Balloon Instalment and the Tranche B Balloon Instalment each a "Balloon Instalment" and, together, the "Balloon Instalments",

Provided that if the amount drawn down in respect of a Tranche is less than (i) in the case of Tranche A, $14,000,000 and (ii) in the case of Tranche B, $21,300,000, each Repayment Instalment in respect of that Tranche and the Balloon Instalment in respect of that Tranche shall be reduced pro rata by an amount in aggregate equal to the undrawn amount.”;

(e)	by deleting the words “date of this Agreement” in paragraph (a) of clause 9.1 thereof and replacing with the words “first Drawdown Date”;

(f)	by deleting clause 11.17 thereof in its entirety and replacing it with the following:

“11.17 Minimum Liquidity.

The Borrowers undertake to maintain in the Liquidity Account as from the first Drawdown Date to occur under this Agreement and at all times thereafter during the Security Period a credit balance in the amount of $1,000,000 (the “Minimum Liquidity Amount”). In addition, the Borrowers agree to deposit an additional amount of $650,000 in the Liquidity Account on the first Drawdown Date to occur under this Agreement (the “Additional Liquidity Amount”). The Agent shall release the Additional Liquidity Amount on 31 December 2013 to the Borrowers Provided that no Event of Default or Potential Event of Default has occurred or would result from the release of the Additional Liquidity Amount to the Borrowers.”;

(g)	by deleting the words “date of this Agreement” from paragraph (a)(ii) of clause 20.1 thereof and replacing them with the words “first Drawdown Date”;

(h)	by deleting the word “nine” from the second line of paragraph 6, Part B of Schedule 3 thereof and replacing it with the word “six”;

(i)	by adding the words “(and of each document to be delivered pursuant to it)” after the words “Charterparty Assignment” in paragraph 7, Part B of Schedule 3 thereof;

(j)	by replacing the figure “$37,300,000” wherever it appears in the Loan Agreement (including the Schedules thereto) with the figure “$35,300,000”; and

(k)	by inserting a new paragraph 9 to Part B of Schedule 3 thereof as follows:

“9	Evidence satisfactory to the Agent that Ship B is subject to a time charterparty agreement for a period not less than twelve months in duration and at a daily hire rate of not less than $14,000 with a charterer acceptable to the Agent in all respects.”.

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5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Further Assurances

6.1	Borrowers’ and each Security Party's obligation to execute further documents etc.

Each Borrower and each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrowers or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

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6.4	Obligation to comply with notice

The Borrowers or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	Fees and Expenses

The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	Communications

8.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	Supplemental

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	Law and Jurisdiction

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 31 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed by or on behalf of the parties and has, on the date stated at the beginning of this Agreement, been delivered as a Deed.

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Schedule 1

Lenders and Contributions

Lender	Lending Office	Contribution (US Dollars)

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095, Hamburg Germany	35,300,000

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Executions Pages

THE BORROWERS

SIGNED by	)
for and on behalf of	)
SIXTHONE CORP.	)

SIGNED by	)
for and on behalf of	)
SEVENTHONE CORP.	)

THE LENDERS

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

MANDATED LEAD ARRANGER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

AGENT

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

THE SWAP BANK

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)

Name:

Address:

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COUNTERSIGNED this       day of February 2013 for and on behalf of each of the following Security Parties which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

for and on behalf of
PYXIS HOLDING INC.

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